Exhibit 32.2

                          CERTIFICATIONS PURSUANT TO

                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2003

                           (18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of First Corporation., a Colorado corporation (the "Company"), on Form 10-Q for the quarter ended June 30,2009, as filed with the Securities and Exchange Commission (the "Report"), , Chief Executive Officer and Sheryl Cousineau, Chief Financial Officer, Chief Executive Officer of the Company do hereby certify, pursuant to 906 of the Sarbanes-Oxley Act of 2003 (18 U.S.C.  1350), that to their knowledge:

   (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

   (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

    /s/ Sheryl Cousineau

         Sheryl Cousineau, Secretary/Treasurer, Chief Financial Officer and Principal Accounting Officer

     February 11, 2010

A signed original of this written statement required by Section 906 has been provided to Capital Resource Alliance Inc. and will be retained by Capital Resource Alliance Inc. and furnished to the Securities and Exchange Commission or its staff upon request.